EXHIBIT 21
                   CERTAIN SUBSIDIARIES OF MARKEL CORPORATION


                                                             State or Other
                                                             Jurisdiction of
                                                             Incorporation or
Subsidiary                                                   Organization
----------                                                   -----------------

Markel Service, Incorporated                                 Virginia
Essex Insurance Company                                      Delaware
Markel Insurance Company                                     Illinois
Shand/Evanston Group, Inc.                                   Virginia
      Shand Morahan & Company, Inc.                          Illinois
      Evanston Insurance Company                             Illinois
           Markel American Insurance Company                 Virginia
American Underwriting Managers Agency. Inc.                  Wisconsin
Lincoln Insurance Company                                    Delaware